UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 16, 2020

Date of Report (Date of earliest event reported)

Axon Enterprise, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17800 N. 85th St.

Scottsdale, Arizona 85255

(Address of principal executive offices, including zip code)

(480) 991-0797

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	AAXN	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Underwritten Public Offering of 3,450,000 Shares

On June 16, 2020, Axon Enterprise, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters listed therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell 3,000,000 shares of the Company’s common stock, par value $0.00001 per share (the “Shares”), in an underwritten public offering. Pursuant to the Underwriting Agreement, the Underwriters have a 30-day option to purchase up to an additional 450,000 Shares (the “Option Shares”), which was exercised in full on June 17, 2020.

The estimated net proceeds to the Company from the sale of the Shares and the Option Shares are expected to be approximately $306.7 million. The offering is expected to close on or about June 19, 2020, subject to customary closing conditions.

The Shares being offered were registered by the Company under an automatically effective shelf registration statement on Form S-3 (File No. 333-224918) filed with the SEC on May 14, 2018 and are being offered pursuant to a preliminary prospectus supplement, dated June 15, 2020, and a final prospectus supplement, dated June 16, 2020, describing the terms of the offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this report and is incorporated herein by reference, and the description of the Underwriting Agreement herein is qualified in its entirety by reference to such exhibit. A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the shares of Common Stock is attached as Exhibit 5.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated as of June 16, 2020, by and between Axon Enterprise, Inc. and J.P. Morgan Securities LLC, as representative of the underwriters.
5.1	Opinion of Goodwin Procter LLP.
23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2020	Axon Enterprise, Inc.

	By:	/s/ JAWAD A. AHSAN
Jawad A. Ahsan
Chief Financial Officer